Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

THIRD QUARTER EARNINGS RESULTS

ABILENE, Texas, October 19, 2017 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the third quarter of 2017 of $29.37 million, up 14.73 percent when compared with earnings of $25.60 million in the same quarter last year. Basic earnings per share were $0.44 for the third quarter of 2017 compared with $0.39 in the same quarter a year ago.

Net interest income for the third quarter of 2017 increased 5.22 percent to $59.69 million compared with $56.73 million in the same quarter of 2016. The net interest margin, on a taxable equivalent basis, was 3.94 percent for the third quarter of 2017 compared to 4.05 percent for the second quarter of 2017 and 4.04 percent for the third quarter of 2016. Included in interest income for the third quarter of 2017 was $450 thousand, or two basis points in net interest margin, related to discount accretion from fair value accounting related to the Conroe and Orange acquisitions.

The provision for loan losses was $1.42 million in the third quarter of 2017 compared with $1.73 million in the second quarter of 2017 and $3.83 million in the third quarter of 2016. The continued provision for loan losses in 2017 reflects growth in the loan portfolio, the continued levels of gross charge-offs and the effects related to Hurricane Harvey. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.63 percent at September 30, 2017, compared with 0.71 percent at June 30, 2017, and 1.04 percent at September 30, 2016. Classified loans totaled $121.29 million at September 30, 2017, compared to $117.61 million at June 30, 2017, and $126.60 million at September 30, 2016. The higher provision for loan losses and nonperforming asset levels in the third quarter of 2016 when compared to the current period was primarily related to one nonaccrual commercial loan, which was in the process of liquidation at September 30, 2016, and has now been resolved.

At September 30, 2017, loans with oil and gas industry exposure totaled 1.99% of gross loans. These loans comprised $21.82 million of the classified loan totals and $1.57 million of the nonperforming loan totals. In addition, there were no net charge-offs related to these oil and gas loans for the quarter ended September 30, 2017. At September 30, 2017, the Company’s allowance for loan loss reserve specific to its total oil and gas loan portfolio totaled 6.03% of total oil and gas loans.

Noninterest income increased 9.52 percent in the third quarter of 2017 to $24.26 million compared with $22.15 million in the same quarter a year ago. Trust fees increased to $6.04 million in the third quarter of 2017 compared with $5.07 million in the same quarter last year, due to continued growth in the fair value of Trust assets managed to $4.92 billion from $4.22 billion a year ago. ATM, interchange and credit card fees increased 5.67 percent to $6.34 million compared with $6.00 million in the same quarter last year due to continued growth in debit cards. Service charges on deposits increased 5.98 percent to $5.08 million compared with $4.80 million in the same quarter a year ago due to continued growth in net new accounts. Also included in noninterest income during the third quarter of 2017 was a gain on sale of securities of $1.08 million compared to $239 thousand in the same quarter a year ago and an increase in other noninterest income of $629 thousand compared to the same quarter a year ago, primarily resulting from a $505 thousand litigation settlement. Offsetting these increases was a decrease in real estate mortgage fees of $806 thousand or 17.16% compared to the same quarter a year ago, partially due to the effects of Hurricane Harvey.

Noninterest expense for the third quarter of 2017 totaled $43.96 million compared to $42.00 million in the third quarter of 2016. The Company’s efficiency ratio in the third quarter of 2017 was 48.71 percent compared with 49.33 percent in the same quarter last year. The increase in noninterest expense in the third quarter of 2017 was primarily a result of an increase in salary and employee benefit costs to $24.14 million compared to $22.93 million in the same quarter a year ago, primarily due to merit based pay increases and profit sharing expenses. Additionally, operational and other losses increased $548 thousand when compared to the same quarter a year ago, primarily related to hurricane and fraud losses.

For the nine months ended September 30, 2017, net income increased 7.83 percent to $84.23 million from $78.11 million a year ago. Basic earnings per share rose to $1.27 from $1.18 in the same period last year. Net interest income increased 3.22 percent to $175.79 million for the nine months ended September 30, 2017, from $170.30 million in the same period a year ago. The provision for loan losses totaled $5.09 million compared with $8.22 million in the same period a year ago. Noninterest income was $68.72 million for the first nine months 2017 compared with $63.41 million in the same period a year ago. Noninterest expense rose to $129.89 million compared with $123.84 million during the same period a year ago.

As of September 30, 2017, consolidated assets for the Company totaled $7.01 billion compared to $6.95 billion at June 30, 2017, and $6.69 billion at September 30, 2016. Loans grew to $3.49 billion at September 30, 2017, compared with loans of $3.46 billion at June 30, 2017 and $3.37 billion at September 30, 2016. Deposits totaled $5.70 billion at September 30, 2017, compared to $5.63 billion at June 30, 2017, and $5.24 billion at September 30, 2016. Shareholders’ equity rose to $906.56 million as of September 30, 2017, compared with $887.44 million at June 30, 2017, and $867.94 million at September 30, 2016.

On October 12, 2017, the Company announced the pending acquisition of Commercial Bancshares, Inc. and its wholly owned subsidiary, Commercial State Bank headquartered in Kingwood, Texas. Commercial State Bank had total loans of $263.77 million, total deposits of $322.14 million and total assets of $366.83 at September 30, 2017.

“We continue to work diligently to grow loans and deposits, reduce expenses to improve our bottom line while continuing to look for acquisition opportunities like our recent Kingwood announcement to better utilize our strong capital position and increase returns to our shareholders,” said F. Scott Dueser, Chairman, President and CEO. “This quarter, many of our employees and customers in our Southeast Texas and Conroe regions were significantly affected by Hurricane Harvey. However, we are so proud of how swiftly our Company responded by getting our branches re-opened so we could meet the critical needs of our customers. With the help of our employees, directors and customers throughout our footprint, First Financial was able to raise over $300 thousand that was distributed to our employees that were most effected by the hurricane,” added Dueser.

The Company has regional locations surrounding Houston in the Conroe, Willis, Tomball, Huntsville, Montgomery and Magnolia markets and in Southeast Texas in Orange, Beaumont, Vidor, Newton, Mauriceville and Port Arthur. Several of these markets were impacted by Hurricane Harvey in late August. We continue to evaluate the effect of the hurricane on our branch facilities, loans and investment portfolio. To date, the amounts related to damages at our physical locations not covered by insurance do not appear to be significant. Combined, the Company had approximately $846.45 million in loans throughout these markets at September 30, 2017. We continue to evaluate these loans and the related collateral and business operations underlying these loans. We have provided additional allowance for loan and lease losses as deemed appropriate based on our analysis. Our tax exempt municipal bonds in the counties of Texas effected by the hurricane have been evaluated, including insurance on the bonds. At September 30, 2017, our municipal bonds in these counties totaled $254.48 million. Based on analysis of these bonds and the related municipality, we do not believe we have any credit related other than temporary impairment.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 69 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with seven locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2017			2016
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$177,615	$163,435	$163,674	$204,782	$166,981
Interest-bearing deposits in banks	166,820	53,336	55,165	48,574	117,334
Interest-bearing time deposits in banks	1,458	1,458	1,707	1,707	1,707
Fed funds sold	—	3,740	3,840	3,130	3,400
Investment securities	2,885,483	2,964,618	3,018,393	2,860,958	2,729,159
Loans	3,491,346	3,457,679	3,386,141	3,384,205	3,369,384
Allowance for loan losses	(47,922)	(47,410)	(46,192)	(45,779)	(45,298)

Net loans	3,443,424	3,410,269	3,339,949	3,338,426	3,324,086
Premises and equipment	125,668	123,620	122,787	122,685	122,725
Goodwill	139,971	139,971	139,971	139,971	139,971
Other intangible assets	1,384	3,149	3,464	3,632	3,758
Other assets	67,341	83,796	81,420	86,066	77,615

Total assets	$7,009,164	$6,947,392	$6,930,370	$6,809,931	$6,686,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,949,174	$1,856,439	$1,827,609	$1,717,722	$1,702,993
Interest-bearing deposits	3,748,286	3,770,170	3,834,359	3,760,817	3,532,471

Total deposits	5,697,460	5,626,609	5,661,968	5,478,539	5,235,464
Borrowings	351,435	379,324	360,264	445,770	513,759
Other liabilities	53,713	54,017	48,784	47,737	69,569
Shareholders’ equity	906,556	887,442	859,354	837,885	867,944

Total liabilities and shareholders’ equity	$7,009,164	$6,947,392	$6,930,370	$6,809,931	$6,686,736

	Quarter Ended
	2017			2016
	Sept. 30,	June 30,	Mar. 31,	Dec 31,	Sept. 30,
INCOME STATEMENTS
Interest income	$62,554	$61,182	$58,783	$57,979	$58,093
Interest expense	2,866	2,097	1,763	1,443	1,366

Net interest income	59,688	59,085	57,020	56,536	56,727
Provision for loan losses	1,415	1,725	1,950	1,993	3,833

Net interest income after provision for loan losses	58,273	57,360	55,070	54,543	52,894
Noninterest income	24,260	23,170	21,286	21,721	22,152
Noninterest expense	43,964	43,775	42,152	41,990	42,003

Net income before income taxes	38,569	36,755	34,204	34,274	33,043
Income tax expense	9,195	8,500	7,605	7,608	7,440

Net income	$29,374	$28,255	$26,599	$26,666	$25,603

PER COMMON SHARE DATA
Net income - basic	$0.44	$0.43	$0.40	$0.40	$0.39
Net income - diluted	0.44	0.43	0.40	0.40	0.39
Cash dividends declared	0.19	0.19	0.18	0.18	0.18
Book Value	13.69	13.41	12.99	12.68	13.14
Market Value	$45.20	$44.20	$40.10	$45.20	$36.44
Shares outstanding - end of period	66,223,957	66,170,312	66,131,832	66,094,695	66,063,285
Average outstanding shares - basic	66,140,518	66,100,089	66,073,399	66,037,447	66,023,069
Average outstanding shares - diluted	66,417,281	66,344,943	66,363,222	66,307,119	66,147,202

PERFORMANCE RATIOS
Return on average assets	1.65%	1.64%	1.57%	1.59%	1.54%
Return on average equity	12.95	12.94	12.74	12.44	11.72
Net interest margin (tax equivalent)	3.94	4.05	4.03	4.01	4.04
Efficiency ratio	48.71	49.32	49.67	49.61	49.33

	Nine Months Ended
	Sept. 30,
	2017	2016
INCOME STATEMENTS
Interest income	$182,519	$174,309
Interest expense	6,726	4,008

Net interest income	175,793	170,301
Provision for loan losses	5,090	8,219

Net interest income after provision for loan losses	170,703	162,082
Noninterest income	68,715	63,410
Noninterest expense	129,891	123,840

Net income before income taxes	109,527	101,652
Income tax expense	25,300	23,544

Net income	$84,227	$78,108

PER COMMON SHARE DATA
Net income - basic	$1.27	$1.18
Net income - diluted	1.27	1.18
Cash dividends declared	0.56	0.52
Book Value	13.69	13.14
Market Value	$45.20	$36.44
Shares outstanding - end of period	66,223,957	66,063,285
Average outstanding shares - basic	66,104,914	66,004,797
Average outstanding shares - diluted	66,392,210	66,135,918

PERFORMANCE RATIOS
Return on average assets	1.62%	1.59%
Return on average equity	12.88	12.33
Net interest margin (tax equivalent)	4.01	4.10
Efficiency ratio	49.22	49.09

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2017			2016
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$47,410	$46,192	$45,779	$45,298	$45,060
Loans charged off	(1,180)	(1,174)	(2,026)	(1,774)	(4,372)
Loan recoveries	277	667	489	262	777

Net recoveries (charge-offs)	(903)	(507)	(1,537)	(1,512)	(3,595)
Provision for loan losses	1,415	1,725	1,950	1,993	3,833

Balance at end of period	$47,922	$47,410	$46,192	$45,779	$45,298

Allowance for loan losses / period-end loans	1.37%	1.37%	1.36%	1.35%	1.34%
Allowance for loan losses / nonperforming loans	243.57	210.95	159.48	161.44	131.04
Net charge-offs / average loans (annualized)	0.10	0.06	0.18	0.18	0.43

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$35,237	$27,999	$23,341	$24,787	$25,488
Substandard	86,057	89,609	99,280	103,015	101,110
Doubtful	—	—	—	—	2

Total classified loans	$121,294	$117,608	$122,621	$127,802	$126,600

NONPERFORMING ASSETS
Nonaccrual loans	$18,750	$21,489	$28,080	$27,371	$33,712
Accruing troubled debt restructured loans	668	672	695	701	750
Accruing loans 90 days past due	257	314	190	284	107

Total nonperforming loans	19,675	22,475	28,965	28,356	34,569
Foreclosed assets	2,401	2,245	1,553	644	369

Total nonperforming assets	$22,076	$24,720	$30,518	$29,000	$34,938

As a % of loans and foreclosed assets	0.63%	0.71%	0.90%	0.86%	1.04%
As a % of end of period total assets	0.31	0.36	0.44	0.43	0.52

OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$69,433	$70,187	$75,262	$78,483	$86,785
Oil and gas loans as a % of total loans	1.99%	2.03%	2.22%	2.32%	2.58%
Classified oil and gas loans	21,817	24,404	29,077	32,518	31,541
Nonaccrual oil and gas loans	1,569	2,860	3,208	4,092	5,140
Net charge-offs for oil and gas loans	—	50	—	105	104
Allowance for oil and gas loans as a % of oil and gas loans	6.03%	7.24%	6.59%	6.28%	5.60%

CAPITAL RATIOS
Common equity Tier 1 capital ratio	18.35%	17.79%	17.56%	17.30%	17.11%
Tier 1 capital ratio	18.35	17.79	17.56	17.30	17.11
Total capital ratio	19.54	18.97	18.72	18.45	18.28
Tier 1 leverage	10.84	10.79	10.60	10.71	10.60
Equity to assets	12.93	12.77	12.40	12.30	12.98

	Quarter Ended
	2017			2016
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
NONINTEREST INCOME
Trust fees	$6,040	$5,747	$6,017	$5,189	$5,066
Service charges on deposits	5,083	4,883	4,550	4,773	4,796
ATM, interchange and credit card fees	6,340	6,598	6,164	6,390	6,000
Real estate mortgage fees	3,891	4,188	3,417	4,237	4,697
Net gain on sale of available-for-sale securities	1,075	747	3	117	239
Net gain (loss) on sale of foreclosed assets	(11)	(72)	41	112	(10)
Net gain (loss) on sale of assets	(15)	(200)	4	(103)	(168)
Interest on loan recoveries	405	337	154	141	709
Other noninterest income	1,452	942	936	865	823

Total noninterest income	$24,260	$23,170	$21,286	$21,721	$22,152

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$23,052	$22,508	$22,233	$21,742	$22,193
Profit sharing expense	1,091	957	1,026	1,329	738
Loss from partial settlement of pension plan	—	—	—	267	—
Net occupancy expense	2,711	2,771	2,600	2,534	2,672
Equipment expense	3,294	3,665	3,437	3,293	3,420
FDIC insurance premiums	561	550	547	525	513
ATM, interchange and credit card expenses	2,001	1,803	1,713	1,879	1,859
Legal, tax and professional fees	2,396	2,526	2,478	2,386	2,389
Audit fees	356	379	419	331	413
Printing, stationery and supplies	449	536	438	590	536
Amortization of intangible assets	143	165	168	168	172
Advertising and public relations	1,527	1,576	1,544	1,574	1,729
Operational and other losses	1,081	574	985	717	533
Software amortization and expense	742	995	500	525	490
Other noninterest expense	4,560	4,770	4,064	4,130	4,346

Total noninterest expense	$43,964	$43,775	$42,152	$41,990	$42,003

TAX EQUIVALENT YIELD ADJUSTMENT	$6,312	$6,509	$6,550	$6,391	$6,271

	Nine Months Ended Sept. 30,
	2017	2016
NONINTEREST INCOME
Trust fees	$17,804	$14,446
Service charges on deposits	14,517	13,614
ATM, interchange and credit card fees	19,102	17,521
Real estate mortgage fees	11,496	11,849
Net gain (loss) on sale of available-for-sale securities	1,825	1,153
Net gain (loss) on sale of foreclosed assets	(42)	343
Net gain (loss) on sale of assets	(211)	271
Interest on loan recoveries	896	1,970
Other noninterest income	3,328	2,243

Total noninterest income	$68,715	$63,410

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$67,793	$65,776
Profit sharing expense	3,074	1,892
Net occupancy expense	8,081	7,886
Equipment expense	10,397	10,186
FDIC insurance premiums	1,657	2,155
ATM, interchange and credit card expenses	5,517	5,352
Legal, tax and professional fees	7,399	6,708
Audit fees	1,154	1,263
Printing, stationery and supplies	1,423	1,504
Amortization of intangible assets	477	570
Advertising and public relations	4,646	4,710
Operational and other losses	2,639	1,452
Software amortization and expense	2,237	1,481
Other noninterest expense	13,397	12,905

Total noninterest expense	$129,891	$123,840

TAX EQUIVALENT YIELD ADJUSTMENT	$19,371	$18,554

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Sept. 30, 2017			Three Months Ended June 30, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$2,467	$9	1.43%	$5,229	$8	0.64%
Interest-bearing deposits in nonaffiliated banks	198,322	629	1.26	45,043	112	1.00
Taxable securities	1,492,246	8,074	2.16	1,494,187	8,343	2.23
Tax exempt securities	1,477,559	16,884	4.57	1,528,760	17,414	4.56
Loans	3,468,524	43,270	4.95	3,418,105	41,814	4.91

Total interest-earning assets	6,639,118	$68,866	4.12%	6,491,324	$67,691	4.18%
Noninterest-earning assets	431,070			428,245

Total assets	$7,070,188			$6,919,569

Interest-bearing liabilities:
Deposits	$3,728,442	$2,228	0.24%	$3,803,412	$1,930	0.20%
Fed funds purchased and other borrowings	524,357	638	0.48	372,910	167	0.18

Total interest-bearing liabilities	4,252,799	$2,866	0.27%	4,176,322	$2,097	0.20%
Noninterest-bearing liabilities	1,917,681			1,867,596
Shareholders’ equity	899,708			875,651

Total liabilities and shareholders’ equity	$7,070,188			$6,919,569

Net interest income and margin (tax equivalent)		$66,000	3.94%		$65,594	4.05%

	Three Months Ended Mar. 31, 2017			Three Months Ended Dec. 31, 2016
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$3,529	$2	0.23%	$4,703	$5	0.42%
Interest-bearing deposits in nonaffiliated banks	134,556	274	0.83	85,907	116	0.54
Taxable securities	1,367,331	7,431	2.17	1,281,717	6,459	2.02
Tax exempt securities	1,529,610	17,561	4.59	1,489,463	16,958	4.55
Loans	3,369,599	40,065	4.82	3,374,652	40,831	4.81

Total interest-earning assets	6,404,625	$65,333	4.14%	6,236,442	$64,369	4.11%
Noninterest-earning assets	446,961			434,629

Total assets	$6,851,586			$6,671,071

Interest-bearing liabilities:
Deposits	$3,808,933	$1,590	0.17%	$3,580,489	$1,305	0.14%
Fed funds purchased and other borrowings	448,217	173	0.16	488,240	137	0.11

Total interest-bearing liabilities	4,257,150	$1,763	0.17%	4,068,729	$1,442	0.14%
Noninterest-bearing liabilities	1,747,532			1,749,320
Shareholders’ equity	846,904			853,022

Total liabilities and shareholders’ equity	$6,851,586			$6,671,071

Net interest income and margin (tax equivalent)		$63,570	4.03%		$62,927	4.01%

	Three Months Ended Sept. 30, 2016
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$4,596	$4	0.33%
Interest-bearing deposits in nonaffiliated banks	69,285	95	0.55
Taxable securities	1,305,103	6,775	2.08
Tax exempt securities	1,478,719	16,541	4.47
Loans	3,349,458	40,948	4.86

Total interest-earning assets	6,207,161	$64,363	4.13%
Noninterest-earning assets	428,239

Total assets	$6,635,400

Interest-bearing liabilities:
Deposits	$3,460,208	$1,111	0.13%
Fed funds purchased and other borrowings	569,883	254	0.18

Total interest-bearing liabilities	4,030,091	$1,365	0.13%
Noninterest-bearing liabilities	1,736,071
Shareholders’ equity	869,238

Total liabilities and shareholders’ equity	$6,635,400

Net interest income and margin (tax equivalent)		$62,998	4.04%

	Nine Months Ended Sept. 30, 2017			Nine Months Ended Sept. 30, 2016
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$3,738	$20	0.70%	$5,939	$19	0.44%
Interest-bearing deposits in nonaffiliated banks	126,207	1,016	1.08	48,969	202	0.55
Taxable securities	1,451,712	23,848	2.19	1,325,935	21,167	2.13
Tax exempt securities	1,511,786	51,859	4.57	1,448,933	49,313	4.54
Loans	3,419,105	125,147	4.89	3,319,337	122,162	4.92

Total interest-earning assets	6,512,548	$201,890	4.14%	6,149,113	$192,863	4.19%
Noninterest-earning assets	435,367			425,847

Total assets	$6,947,915			$6,574,960

Interest-bearing liabilities:
Deposits	$3,779,967	$5,748	0.20%	$3,431,572	$3,197	0.12%
Fed funds purchased and other short term borrowings	448,773	978	0.29	573,464	811	0.19

Total interest-bearing liabilities	4,228,740	$6,726	0.21%	4,005,036	$4,008	0.13%
Noninterest-bearing liabilities	1,844,894			1,723,790
Shareholders’ equity	874,281			846,134

Total liabilities and shareholders’ equity	$6,947,915			$6,574,960

Net interest income and margin (tax equivalent)		$195,164	4.01%		$188,855	4.10%